SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

 FORM 8-K

 Current Report

 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 19, 2004

Crusade Management Limited,
(as manager of Crusade Global Trust No. 2 of 2004)
  (Exact Name of Registrant as Specified in its Charter)

New South Wales, Australia
(State or Other Jurisdiction of Incorporation)
333-117687-01	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification No.)
Level 11, 55 Market Street, Sydney, NSW 2000, Australia Not Applicable
(Address of Principal Executive Offices) (Zip Code)
612 9952 1315
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On September 15, 2004, pursuant to a registration statement (No. 333-117687), Perpetual Trustees Consolidated Limited, in its capacity as issuer trustee (the "Issuer Trustee") of the Crusade Global Trust No. 2 of 2004 (the "Trust"), publicly issued U.S.$600,000,000 of Class A-1 Mortgage Backed Floating Rate Notes (the "Notes"). The Issuer Trustee made a regular quarterly distribution of principal and interest to the holders of the Notes on the quarterly payment date falling on November 19, 2004. Capitalized terms used in this Form 8-K and not defined have the same meanings given to them in the prospectus related to the Notes.

Item 9.01        Financial Statements, Pro Forma Financial Statements and Exhibits.

 (a)                    Financial Statements

                         Not applicable.

 (b)                    Pro Forma Financial Information.

                         Not applicable.

 (c)                    Exhibits.

Exhibit No.	Item 601(A) of Regulation S-K Exhibit No.	Description
1	99	Noteholders report for the Quarterly Payment Date on November 19, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, as Trust Manager for the Crusade Global Trust No. 2 of 2004, by the undersigned, thereunto duly authorized.

                                                                                                                    Crusade Management Limited,
                                                                                                                    (in its capacity as Trust Manager for the
                                                                                                                     Crusade Global Trust No. 2 of 2004)
                                                                                                                     (Registrant)

Dated: November 22, 2004

                                                                                                                    By:   /s/ Rodney Clark
                                                                                                                           Name:  Rodney Clark
                                                                                                                           Title:     Executive Manager

INDEX OF EXHIBITS

Exhibit No.	Item 601(A) of Regulation S-K Exhibit No.	Description
1	99	Noteholders report for the Quarterly Payment Date on November 19, 2004